Exhibit 10.10

FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made January 1, 2024, among OHI Asset Management LLC (the “Company”), Omega Healthcare Investors, Inc. (the “Parent”), and [Name of Executive] (the “Executive”).

INTRODUCTION

The Company, the Parent and the Executive are parties to an employment agreement generally effective as of [Date] (as amended, the “Employment Agreement”). The parties now desire to further amend the Employment Agreement to, among other things, update the annual base salary payable to the Executive, and extend the term of the Employment Agreement by one year to December 31, [Three Years from Start of Amendment] (subject to earlier termination as provided in the Employment Agreement).

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Employment Agreement is amended, effective as of the date first set forth above (except as otherwise provided below), as follows:

1.	By substituting the following for the first sentence of Section 2(a):

“The Company shall pay the Executive a base salary of $[Salary] per annum effective January 1, 2024, which base salary will be subject to review effective as of January 1, 2025, and at least annually thereafter by the Compensation Committee of the Board of Directors of the Parent (the ‘Compensation Committee’) for possible increases.”

2.By substituting in Section 3(a), the year “2026” for the year “2025” wherever it appears.

3.Section 5 is hereby deleted in its entirety and replaced with the following:

“5.Cooperation.

Upon the receipt of reasonable notice from the Company (including outside counsel), the Executive agrees that while employed by the Company and thereafter, the Executive will respond and provide information, as promptly as reasonably practicable, with regard to matters in which the Executive has knowledge as a result of the Executive’s employment with the Company or Executive’s positions with the Parent, and will provide reasonable assistance to the Company, its Affiliates  and their respective representatives in defense of any claims that may be made against the Company or its Affiliates, and will reasonably assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or its Affiliates, to the extent that such claims may relate to the period of the Executive’s employment with the Company (collectively, the ‘Claims’). Except as otherwise provided herein, the Executive agrees to promptly inform the Company if the Executive becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or its Affiliates. Except as otherwise provided herein, the Executive also agrees to promptly inform the Company (to the extent that the Executive is legally permitted to do so) if the Executive is asked to assist in any investigation of the Company or its Affiliates (or their actions) or another party attempts to obtain information or documents from the Executive (other than in connection with any litigation or other proceeding in which the Executive is a party-in-opposition) with respect to matters the Executive believes in good faith to relate to any investigation of the Company or its Affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or its Affiliates with respect to such investigation, and shall not so assist or provide such information or documents unless legally required or requested by the Company to do so, provided, that in no event shall this requirement apply to the extent the Executive is filing a charge with, making truthful statements to, cooperating with investigations by, participating in, or assisting others in proceedings before any federal, state, or local governmental agencies (including, without limitation, the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Securities and Exchange Commission, and the Department of Justice) regarding a possible violation of law or regulation. During the pendency of any litigation or other proceeding involving Claims, the Executive shall not communicate with anyone (other than the Executive’s attorneys and tax and/or financial advisors to the extent that the Executive determines in good faith is necessary in connection with the performance of the Executive’s duties hereunder or communication with any federal, state, or local governmental agencies regarding an investigation by or proceeding before such agency or a possible violation of law or regulation) regarding a possible securities law violation) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company or its Affiliates without giving prior written notice to the Company or the Company’s counsel (to the extent that the Executive is legally permitted to do so).  Nothing in this Agreement is intended, or will be construed, to in any way impede the Executive from communicating directly with any federal, state, or local governmental agencies regarding an investigation by or proceeding before such agency or a possible violation of law or regulation, and in the event of such communication, the Executive is not required to notify or seek approval or authorization from the Company or the Company’s counsel of such communication.  Notwithstanding any provision in this Agreement to the contrary, under 18 U.S.C. §1833(b), ‘An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.’  Nothing in this Agreement or any Company policy is intended to conflict with this statutory protection, and no director, officer, or member of management of the Company has the authority to impose any rule to the contrary.”

4.Section 8 is hereby deleted in its entirety and replaced with the following:

“8.Clawback.

The Executive acknowledges that any performance-based incentive compensation paid under this Agreement or otherwise is expressly subject to any applicable compensation, clawback, recoupment or similar policies as may be adopted by the Company or its Affiliates in effect from time to time, including, without limitation, the Omega Healthcare Investors, Inc. Incentive Compensation Recovery Policy appended hereto as Exhibit E, whether adopted before or after the date any agreement or award evidencing such incentive compensation was entered into or granted, or any other clawback rules as may be required by applicable law.”

5.	Section 11(f) is hereby deleted in its entirety and replaced with the following:

“‘Competing Business’ means the entities listed below and any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Company:

(i)	CareTrust REIT, Inc.,
(ii)	Communities Healthcare Trust Incorporated,
(iii)	Diversified Healthcare Trust,
(iv)	Global Medical REIT, Inc.,
(v)	Healthpeak Properties, Inc.,
(vi)	Healthcare Realty Trust Incorporated,
(vii)	LTC Properties, Inc.,
(viii)	Medical Properties Trust, Inc.,
(ix)	National Health Investors, Inc.,
(x)	New Senior Investment Group Inc.,
(xi)	Physicians Realty Trust,
(xii)	Sabra Health Care REIT, Inc.,
(xiii)	Universal Health Realty Income Trust,
(xiv)	Ventas, Inc., and
(xv)	Welltower Inc.”

6.	Exhibit B is hereby deleted in its entirety and replaced with the following:

“EXHIBIT B

STATES, AREAS AND COUNTRIES

Alabama

Arkansas

Arizona

California

Colorado

Connecticut

District of Columbia

Florida

Georgia

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Montana

Nebraska

Nevada

New Hampshire

New Jersey

New Mexico

New York

North Carolina

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

Tennessee

Texas

Vermont

Virginia

Washington

West Virginia

Wisconsin

United Kingdom”

7.	In Section 7 of Exhibit C, the phrase “, except” is hereby deleted.

8.	The first sentence of Section 8 of Exhibit C is hereby deleted in its entirety and replaced with the following:

“Employee promises that [he][she] will not make statements disparaging to any of the Releasees other than truthful statements to any federal, state, or local governmental agencies regarding an investigation by or proceeding before such agency or a possible violation of law or regulation.”

9.	The following sentence is hereby added to the end of Section 9 of Exhibit C:

“Notwithstanding any other provision hereof, Employee may disclose the existence and terms of this Agreement directly to any federal, state, or local governmental agencies to the extent Employee is communicating with such agency regarding an investigation by or proceeding before such agency or a possible violation of law or regulation, and in the event of such communication, Employee is not required to notify or seek approval or authorization from Employer of such communication.”

10.	The following sentence is hereby added to the end of Section 10 of Exhibit C:

“Notwithstanding any other provision hereof, Employee is not prohibited from initiating or participating in an investigation or proceeding conducted by any federal, state, or local governmental agencies regarding a possible violation of law or regulation or, other than in connection with a charge filed with the Equal Employment Opportunity Commission, recovering a monetary award for initiating or participating in any such investigation or proceeding.”

11.	The existing Exhibit E is hereby deleted and replaced with the new Exhibit E attached hereto.

In all remaining respects, the terms of the Employment Agreement shall remain in full force and effect as prior to this Amendment.

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IN WITNESS WHEREOF, the Company, the Parent and the Executive have each executed and delivered this Amendment to Employment Agreement as of the date first shown above.

THE COMPANY: OHI ASSET MANAGEMENT LLC
By: _________________________________

THE PARENT: OMEGA HEALTHCARE INVESTORS, INC.
By: _________________________________

THE EXECUTIVE: By: _________________________________
[Name of Executive]

EXHIBIT E

INCENTIVE COMPENSATION RECOVERY POLICY